Exhibit 23

                         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for Exxon Mobil Corporation's 2003 Incentive Program of our report dated February 24, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears on page 55 of Exxon Mobil Corporation's Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

August 2, 2012